Exhibit 10.21

                                    July 21, 2004

VIA FAX: 212-480-9933
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Mr. Christopher Janish
Pinnacle Investment Partners, L.P.
The Trump Building
40 Wall Street, 33rd Floor
New York, NY  10005


            RE:   WAIVER OF SERIES E REGISTRATION PENALTIES;
                  STRATUS SERVICES GROUP, INC. ("STRATUS")
                  ----------------------------------------


Dear Mr. Janish:

      As the authorized representative of Pinnacle Investment Partners, L.P. ("Pinnacle"), the majority holder of the Series E Preferred Stock, you advised Stratus that, as Stratus satisfied the Initial Closing requirements for the Continuous Offering on July 14, 2004, in consideration continuing to pursue the additional closings for the Continuous Offering, and for also pursuing an S-4 Exchange Offer to the Series E holders, in conjunction with same, you would waive any further penalties for failure to register the shares.

      Specifically you advised that the Series E shareholders were willing to waive certain penalties, pursuant to Paragraph 5(b) of the Stock Purchase Agreement ("the "SPA") executed by an among Stratus and each of the respective Series E investors, for failing to timely register certain shares.

      Because the Initial Closing on the continuous offering was originally scheduled for July 9, 2004, and Essex & York, the underwriter, requested that the Initial Closing be held as of July 14, 2004, the Series E shareholders are willing to agree that no further penalties should be due to them.

Mr. Christopher Janish
July 21, 2004
Page Two


      By signing below, you acknowledge on behalf of the Series E shareholders the waiver of any further penalties on the Series E Preferred Stock, and acknowledge that the March 12, 2004 and/or March 22, 2004 penalties were the last penalties due and owing to the Series E. Shareholders.

                                    Very truly yours,


                                    /s/ Joseph J. Raymond
                                    ------------------------------------
                                    Joseph J. Raymond
                                    Chief Executive Officer



AGREED TO AND ACCEPTED BY:

Pinnacle Investment Partners, L.P.



By:   /s/ Christopher Janish
     -----------------------------
      Christopher Janish
      Fund Manager






cc:   Mr. Michael A. Maltzman
      Mr. Jeffrey Raymond
      Mr. Joseph J. Raymond, Jr.
      Suzette Nanovic Berrios, Esq.